Terminate the managing Agreement

Achison Inc and Blueville Inc agree commonly to terminate their managing agreement.

The effective date will be April 18, 2018.

/s/ Wanjun Xie
Wanjun Xie, President
Date: April 18, 2018
Achison Inc

/s/ Wanjun Xie
Wanjun Xie, President
Date: April 18, 2018
Blueville Inc